Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Universal Health Services, Inc.:

We consent to the incorporation by reference in the Registration Statements (File Nos. 333-156425, 333-156424, 333-119925, 333-119143, 333-112332, 333-46384, 033-63291, 333-13453, 333-63926, 333-126025 and 333-122188) on Form S-8 and the Registration Statements (File Nos. 333-46098, 333-85781, 333-59916 and 333-135277) on Form S-3 of Universal Health Services, Inc. of our report dated February 28, 2007, with respect to the consolidated statements of income, common stockholders’ equity and cash flows for the year ended December 31, 2006 of Universal Health Services, Inc. and subsidiaries, and the related financial statement schedule.

Our report contains an explanatory paragraph that states that Universal Health Services, Inc. adopted Statement of Financial Accounting Standards No. 123(R), Share Based Payment, and related interpretations on January 1, 2006.

/s/    KPMG LLP

Philadelphia, Pennsylvania

February 26, 2009